SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 31, 2012

SANOMEDICS INTERNATIONAL HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

80 SW 8th Street, Suite 2180 Miami, Florida33180
(Address of principal executive offices)

(305) 433-7814
(Registrant's telephone number, including area code)

_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 31, 2012, the Board of Directors of Sanomedics International Holdings, Inc. (the “Registrant”) terminated Steven Relis, the Chief Financial Officer of the Registrant, effective as of such date.

In order to fill the vacancy caused by the termination of Mr. Relis, the Board of Directors of the Registrant elected David C. Langle as the chief financial officer of the Registrant, to serve until his successor is duly appointed and qualified.

On January 7, 2012, the Board and the holders of a majority of the outstanding shares of the Registrant removed Dom Gatto as a director of the Registrant.

David C. Langle, 62, has been a certified public accountant since 1985. Mr. Langle has an extensive history as CFO and in other senior management roles for various publicly and privately held companies in the technology, healthcare, manufacturing, and telecommunications industries.  Since June 2009 he has been the chief executive officer and a founder of Catenas Holdings, Inc., a private company which he founded to develop, manage and acquire synergistic medical services and health related services. Additionally, from January 2011 to present, he also serves as Interim Chief Financial Officer for Seamless Technology, Inc.(SLSX.PK), a publicly owned holding company that focuses on the acquisition, development and operating of Internet based technology companies. Mr. Langle began his career in finance while serving as a staff accountant with Spicer and Oppenhiem, an international accounting and consulting firm where he concluded his tenure as an audit partner. He earned his Bachelor of Science Degree from the University of Illinois in Chicago..

None of the entities described above is a parent, subsidiary or other affiliate of the Company.

Mr. Langle has no family relationships with any director or executive officer of the Company.

Consulting Agreement

On January 6, 2013, the Registrant entered into a Consulting Agreement with Langle Business Consulting Inc., which memorialized the employment of Mr. Langle as its Chief Financial Officer for at least 15 to 20 hours per week. Pursuant to the agreement, the consultant will receive $5,000 per month, which shall be increased to $7,000 per month on the earlier of April 2013 or when the Registrant closes a financing of at least $1,000,000. Either party can terminate the agreement upon 60 days prior written notice.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description

10.36	Consulting Agreement dated January 6, 2013, between the Registrant and Langle Business Consulting Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.
(Registrant)

Date: January 8, 2013	By:	/s/ Keith Houlihan
Keith Houlihan
President

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